SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549


                                 FORM 8-K

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  May 26, 1994



                  INTERNATIONAL LEASE FINANCE CORPORATION
          (Exact name of registrant as specified in its charter)



   California                     0-11350                     22-3059110
(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)            Identification No.)
incorporation)


   1999 Avenue of the Stars, 39th Floor, Los Angeles, California  90067
(Address of principal executive offices)                         (Zip Code)



    Registrant's telephone number including area code:  (310) 788-1999


      (Former name or former address, if changed since last report.) Not applicable.

Item 7.   Financial Statements and Exhibits



     (c)  Exhibits

          1.1 Underwriting Agreement, dated May 26, 1994, between the Registrant and Salomon Brothers Inc relating to the 7% Notes due 1998 (the "Notes").

          4.1 Officers' Certificate (without exhibits), dated June 6, 1994, establishing the terms of the Notes.

          4.2  Form of certificate for the Notes.

          5.1 Opinion of O'Melveny & Myers regarding the legality of the Notes.

          23.1 Consent of O'Melveny & Myers (included in
               Exhibit 5.1 hereto).

     Pursuant to the requirements of the Securities Exchange
Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    INTERNATIONAL LEASE FINANCE CORPORATION



                     /s/ ALAN H. LUND
                    By:  Alan H. Lund
                         Senior Vice President,
                         Chief Financial Officer and
                         Treasurer



DATED:  June 6, 1994